Exhibit 10.28

Serial No:

Employment Contract

Party A:	Jinko Solar Co., Ltd.

Legal Representative:	—

Address:	Shangrao Economic Development Zone, Jiangxi Province

Party B:

Gender:

Age:

ID No.:

Address:

Under the guidance of Shangrao Labor & Social Security Bureau

January 2008

Important Notice

1.	Party A shall not employ children under the age of 16.

2.	The wages paid by Party A shall not be less than the minimum wage standard imposed in the county (city, district) where Party B is employed.

3.	Upon termination or rescission of this employment contract, Party A shall issue a certificate of termination or rescission to Party B.

4.	Social insurance premiums shall be paid by both parties pursuant to the national and provincial provisions.

5.	Both parties shall read the terms, negotiate and determine the rights and obligations in this contract carefully.

6.	This contract shall not be altered. Where applicable, blanks in this contract shall be filled in upon mutual agreement, otherwise, it shall be marked “not applicable” or crossed out.

7.	This contract is executed in duplicate, with each party holding one copy, and is deemed equally effective under the law. Both parties shall keep this contract properly. Party A shall retain the contracts entered into with Party B, for at least two years from the date of termination of the contract for future reference.

Employment Contract

Party A (also, the “Company”):	Jinko Solar Co., Ltd.

Legal Representative:

Company Address:	Shangrao Economic Development Zone, Jiangxi Province

Contact No.:

Organization Code:

Party B (also, the “Employee”):

Gender:

ID No.:

Home Address:

Post code:

According to the People’s Republic of China Employment Contract Law, relevant laws, regulations and policies, the business operations (work) engaged by Party A requires Party A to enter into this contract (the “Contract” or the “Employment Contract” ) with Party B in line with the principles of lawfulness, fairness, equality, free will, negotiated consensus and good faith by both parties. The labor relationship between the two parties is governed by this written Contract in which the rights and obligations of both parties are determined. Both parties shall collaboratively abide by the terms and conditions prescribed in this Contract.

Article	1 The Term of the Employment Contract

1.	This Contract shall have a fixed term of years (months), commencing from to . The probation period under this Contract shall be months. The Contract shall be terminated when the contract term expires. If Party A’s business operation is normal and both parties perform their respective obligations, the Contract may be renewed through negotiation of both parties;

2.	The term of this Contract shall commence on until a triggering event for termination arises; or

3	This Contract, commencing on , shall last for years after the Company completes its qualified IPO.

Article 2 Job Description and its Location

1.	Based on the job requirements of Party A’s business operation, Party B agrees to work in department. Subject to the changes of Party A’s business operation needs and the job performance of Party B, Party B’s position and duties may be changed or adjusted upon mutual agreement of both parties.

2.	Party B shall complete the work assigned by Party A under the required time frame, quality standard and quantity.

Article 3 Working Hours, Rests and Leaves

1.	During the course of Party B’s employment, Party A will, subject to the nature of Party B’s work, implement a ☐ standard working hour system, ☐ flexible working hour system or ☐ consolidated calculation of working hour system in accordance with national provisions.

2.	If Party A needs Party B to work overtime, as required under the business operations (work), overtime wages, agreed upon by Party A and Party B, shall be paid to Party B.

3.	During the contract term, Party A shall allow Party B to take public holidays, annual leaves, marital and compassionate leaves in accordance with the relevant laws prescribed by the government.

Article 4 Work Remuneration

1.	Each month before (if such day falls on a public holiday, it shall be the working day prior to the public holiday), Party A pays the wage of the previous month to Party B in cash on a ☐ hourly, ☐ project, ☐ position, or ☐ performance basis ( ). The wage of Party B is RMB per month in the probation period and RMB after the probation period (including overtime payments on Saturdays % of which is the basic wage and % is the wage based on performance).

2.	The wages paid by Party A shall not be less than the minimum wage standard imposed in the county (city, district) where Party B is employed. Party B is entitled to the same right of promotion and salary adjustment as other workers under Party A’s employment.

3.	Party B’s entitlement to bonuses, allowances, subsidies, as well as the overtime wages shall be paid in accordance with the rules set by Party A.

4.	If there are changes to Party A’s wage system or Party B’s position, the wages shall be paid in accordance with the new wage standard. Party A may adjust wages and bonuses based on Party B’s achievement, capacity and performance.

Article 5 Social Insurance and Welfare Benefits

1.	During the contract term, both parties shall contribute to social insurance funds under the national and local government provisions. Party A shall withhold the amount of social insurance premium payable by Party B from his/her wages and make such payments on behalf of Party B.

2.	During the contract term, if Party B is ill or suffering from non-work related injuries, Party A shall apply the relevant welfare benefit scheme in accordance with relevant regulations.

3.	During the contract term, if Party B is ill or dies in the course of employment, Party A shall apply the relevant compensation scheme in accordance with the relevant national and municipal regulations.

Article 6 Labor Protection, Working Conditions and Protection Against Occupational Hazards

Party A and Party B shall strictly implement the national and municipal laws, statues and regulations concerning labor protection and labor safety. Party A shall provide necessary labor protection facilities, equipment and working conditions. Party B shall strictly comply with labor safety and the relevant operation rules.

Article 7 Arrangements of Inventions Made During the Course of Employment

All the inventions made by Party B during his course of employment for Party A, or any inventions created, mainly by using the material and technical conditions provided by Party A (including, but not limited to, any inventions, utility models, designs, as well as all the other proposals, descriptions, ideas, discoveries, skills, drawings, designs, data processing, testing data, products and their processing methods, etc.) belong to Party A. Party A has the right to apply for patent of the inventions. If such application is successful, Party B shall receive his rewards based on the value of the patent.

Article 8 Discipline

1.	Party B shall abide by the national and municipal laws, regulations and policies, comply with the rules stipulated by Party A in accordance with the laws, and perform his/her duties in a serious manner.

2.	When entering into the Contract, Party B has read and understood the entire contents of Party A’s “Staff Handbook”, is fully aware of Party A’s rules and has ensured to comply with them. Party A has fully and objectively informed Party B of the information relating to the Employment Contract that Party B was required to know.

3.	Even in the absence of a confidentiality contract made between both parties, Party B guarantees to take necessary and reasonable steps to safeguard its trade secrets which are known or held by Party B or belong to a third party. Party A undertakes to keep such secrets in confidence and Party B shall not, in any way, violate Party A’s relevant rights. This guarantee will be effective during and after the contract term.

4.	During the course of performing the Contract, Party A has the right to establish new rules and amend existing rules in accordance with the relevant national provisions and the actual situation of the Company. Party B acknowledges, that notices regarding the change of these rules will be informed by way of posting the notices on the bulletin board or such method that may be known by Party B, and Party B acknowledges and ensures strict compliance with these rules.

5.	During the course of performing the Contract, if Party B violates the laws and regulations, Party A is entitled to impose appropriate administrative and economic punishment according to the laws and regulations and the Company’s rules until the rescission of the Contract and assumption of the liabilities by Party B according to the laws.

Article 9 Amendment, Rescission and Termination of the Employment Contract

I	Party A and Party B may amend and rescind the Employment Contract upon mutual agreement.

II	Party B may rescind the Employment Contract under the following circumstances:

1.	if Party A fails to provide labor safety and working environment according to this Employment Contract;

2.	if Party A fails to pay work remuneration and other welfare benefits according to the Employment Contract;

3.	if Party A enacts rules that violate the laws and regulations and cause damage to laborer’s rights and interests;

4.	if Party A engages in deceptive or coercive conducts that cause Party B to enter into or amend the Employment Contract.

5.	other circumstances that trigger such rescission under the provisions of laws or administrative regulations.

III	Party A may rescind the Employment Contract under the following the circumstances:

1.	if Party B fails to satisfy the job requirements during the probation period;

2.	if Party B materially breaches Party A’s rules;

3.	if Party B is negligent or engages in malpractice, causing substantial damage to Party A;

4.	if Party B has additionally established an employment relationship with another employer which materially affects the completion of Party B’s duties under Party A’s employment, or Party B refuses to rectify the matter after the same is brought to his/her attention by Party A;

5.	if Party B provides false information, statements of performance and experience and causes Party A to enter into an employment contract, or to make an amendment thereto, that is contrary to Party A’s true intent;

6.	if Party B is held criminally liable under the laws.

IV	Party A may terminate the Employment Contract by giving Party B 30-day written notice in advance under the following circumstances:

1.	If Party B is unable to resume employment or any other roles arranged by Party A due to illness or non-work related injury upon expiry of the treatment period prescribed by laws;

2.	If Party B is incompetent and remains incompetent after training or adjustment of Party B’s position;

3.	If there is a major change in the objective circumstances relied upon at the commencement of the Employment Contract that renders it infeasible to perform and, after negotiation, both parties are unable to reach a mutual agreement on amending the terms and conditions of the Employment Contract.

V	If any of the following circumstances listed below renders it necessary for Party A to reduce the workforce by 20 persons or more or by a number of persons that is less than 20 but accounts for 10 percent or more of the total number of Party A’s employees, Party A may, provided with 30-day prior notice, reduce the workforce or rescind the Employment Contract after it has explained the circumstances to its labor union or the employees, received feedbacks from the same and reported such situation to the labor administration department:

1.	reorganization pursuant to the Enterprise Bankruptcy Law;

2.	serious difficulties in business operation;

3.	major changes to Party A’s business operations, introduction of a major technological innovation or revision of its business strategies and after amendments of the Employment Contract, Party A is still required to reduce its workforce;

4.	other major changes in the objective economic circumstances relied upon at the time of commencement of the Employment Contract, rendering the Employment Contract infeasible.

VI	The Employment Contract shall be terminated under the following circumstances:

1.	the employment term expires;

2.	Party B commences withdrawing his basic senior insurance pension in accordance with the laws;

3.	Party B dies or is declared dead or missing by the People’s Court;

4.	Party A is declared bankrupt;

5.	Party A’s business license has been revoked, is ordered to close or is closed down, or Party A decides on early dismissal;

6	other circumstances specified in the relevant laws and administrative rules.

VII	On the termination of this Contract, Party B shall complete all handover procedures.

Article 10 Other Matters Agreed Upon by Both Parties

1.	Subject to the nature of Party B’s work, Party B may need to enter into “Confidentiality Contract”, “Training Contract”, “Non-competition Contract” or “Working Contract for Sales, Procurement (Inspection) Employees” with Party A during the course of employment, these contracts shall be regarded as annexure to the Employment Contract and shall have the same legal effect as the Employment Contract.

2.	Party B shall strictly follow the job specifications, workflow, operation requirements, labor safety and health requirements and work arrangements as well as prevent accidents and occupational diseases consciously. If Party B’s intentional or gross negligence causes losses to Party A, Party A is entitled to claim compensation from Party B.

3.	If Party B breaches a term of this Contract leading to termination, resignation without providing notice, resignation without providing one-month prior notice, or after Party A’s written notice to Party B, Party B fails to finalize resignation procedures within the stipulated period, Party B shall be responsible for the economic losses of Party A and compensate Party A for such losses.

4.	Party A shall punish Party B in accordance with the “Staff handbook” or other provisions if Party B refuses to obey Party A’s work arrangements, intentionally extends unnecessary working hours, or leaves work without permission.

5.	Party B acknowledges that, in the event that Party A’s documents and notices cannot be delivered to Party B personally, Party B’s address indicated in this Contract shall be the home address of Party B and Party B is deemed to have received the documents upon delivery to that address; Party A may also deliver the documents in accordance to Party B’s instructions given via telephone. (According to the telephone number provided by Party B and the list of dialed telephone numbers retained by Party A).

Article 11 Settlement of Labor Disputes and Legal Responsibility Upon Violation of the Employment Contract

The Employment Contract becomes legally binding upon signature and seal of both parties, and both parties shall strictly abide by the Employment Contract. In the event of labor disputes, both parties may resolve such disputes through negotiation, mediation, arbitration or litigation in accordance with the laws. If either party breaches the Contract, the other party shall bear the liability for such breach.

Party A’s rules and “Staff Handbook” are annexure to the Contract, and shall have the same effect as the Employment Contract, which may be relied on upon settling labor disputes.

If there are any conflicts between uncovered issues under this Employment Contract and relevant national laws and regulations, the relevant national laws and regulations shall prevail.

Article 12 This Contract is executed in duplicate, with each party holding one copy. Both copies shall come into force upon signature and seal of both parties and have the same legal effect.

Party A (Official Seal):

Legal Representative (or Authorized Deputy) signature:

     Date      Month      Year

Party B (laborer) signature:

     Date      Month      Year

Verification Authority: ( Seal )

Verification date:             Month             Year

Employment Contract Amendments

Following negotiation, both parties mutually agree to make the following amendments to this Employment Contract:

1.

2.

3.

4.

Party A (Official Seal)	Party B (laborer) signature:

Date Month Year	Date Month Year

Legal Representative (or Authorized Deputy) signature:

This Contract is executed in duplicate, with each party holding one copy. Both copies shall come into force upon signature and seal of both parties.

Employment Contract Renewal

Following negotiation, both parties agree to renew this Contract which was signed on      Date      Month      Year. The term of this renewal is from      Date      Month      Year to      Date      Month      Year.

Party A (Official Seal)	Party B (laborer) signature:

Date Month Year	Date Month Year

Legal Representative (or Authorized Deputy) signature:

This Contract is executed in duplicate, with each party holding one copy. Both copies shall come into force upon signature and seal of both parties.